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                           EXHIBIT 23a

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Poe & Brown, Inc. of our report dated January 28, 1995, except for Note 2, as to which the date is March 1, 1995, included in the 1996 Annual Report to Shareholders of Poe & Brown, Inc.

Our audit also included the financial statement schedule of Poe & Brown, Inc. listed in Item 14(a) for the year ended December 31, 1994. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment Number 1 dated December 3, 1992 to Registration Statement Number 33-1900 dated November 27, 1985 on Form S-8, Registration Statement Number 33-76 dated September 3, 1985 on Form S-8, Post-Effective Amendment Number 2 to Registration Statement Number 2-61019 dated May 27, 1980 on Form S-8, Registration Statement Number 33-41204 dated June 12, 1991 on Form S-8, and Registration Statement Number 333-14925 dated October 28, 1996 on Form S-8, and Registration Statement Number 33-41825 dated July 22, 1991 on Form S-8 of our report dated January 28, 1995, except for Note 2, as to which the date is March 1, 1995, with respect to the consolidated financial statements for the year ended December 31, 1994 incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Poe & Brown, Inc.


                                                ERNST & YOUNG LLP


Tampa, Florida
March 21, 1997